Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Nov 30, 2001
Payment Date	Dec 17, 2001

Calculation of Interest Expense

Index (LIBOR)	2.080000%
Accrual end date, accrual beginning date and days in Interest Period	Dec 17, 2001 Nov 15, 2001 32
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	83,678,306.54	56,345,383.34	5,634,538.33	15,328,581.34
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	2.300000%	2.680000%	3.080000%
Interest/Yield Payable on the Principal Balance	171,076	134,227	15,426
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	171,076	134,227	15,426
Interest/Yield Paid	171,076	134,227	15,426

Summary

Beginning Security Balance	83,678,307	56,345,383	5,634,538	15,328,581
Beginning Adjusted Balance	83,678,307	56,345,383	5,634,538
Principal Paid	3,367,285	2,267,313	226,731	650,248
Ending Security Balance	80,311,022	54,078,070	5,407,807	14,711,872
Ending Adjusted Balance	80,311,022	54,078,070	5,407,807
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	80,344,561	54,078,070	5,407,807
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			4,682,234
Ending OC Amount as Holdback Amount				14,711,872
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0	0	0	0
Reversals	0	0	0	0
Charge offs	0	0	0	0
Ending Net Charge Offs	0	0	0	0

Interest/Yield Paid per $1000	$0.2679756	$0.9851927	$0.6060064
Principal Paid per $1000	$5.2745685	$16.6414875	$8.9070180